Exhibit 24.8
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of Cottonwood Communities, Inc., a Maryland Corporation (the “Company”), hereby constitutes and appoints Enzio Cassinis, and Adam Larson, or any of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, to do any and all acts and things in his name and on his behalf in his capacity as a director of the Company and to execute any and all instruments for him and in his name in the capacity indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-11 (SEC File no. 333-215272) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including specifically but without limitation, power and authority to sign for him in his name in the capacity indicated below for the Company; and he does hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of October, 2018.

/s/ R. Brent Hardy
R. Brent Hardy
Independent Director